Exhibit 24.6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director and/or officer of CBS Outdoor Americas Inc., a Maryland corporation (the “Company”), hereby constitute and appoint Jeremy J. Male, Donald R. Shassian and Richard H. Sauer, and each of them, my true and lawful attorneys-in-fact and agents, to act, together or each without the other, for me and in my name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-4 and any and all amendments (including post-effective amendments) thereto and any and all additional registration statements relating thereto permitted by Rule 462(b) of the Securities Act of 1933 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and with any and all other documents required in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully for all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 6th day of May, 2014.

Sign:	/s/ Lawrence P. Tu

Print Name:	Lawrence P. Tu